Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, CA, CPA (Nevada)	Chartered Accountants

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use, in the Form S-8 for Strategic Internet Investments, Incorporated, of our report dated March 21, 2004 relating to the December 31, 2003 financial statements of Strategic Internet Investments, Incorporated, which appears in such Form.

Vancouver, Canada	“Amisano Hanson”
January 7, 2005	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net